One Horizon Group plc
Consolidated Statements of Comprehensive Income
For the Three Months Ended September 30, 2012 and 2011
(unaudited - prepared by management)

	2012	2011
	$ '000	$ '000

Revenue
Continuing Operations	3,141	17

Cost of Sales	(322)	(15)

Gross Profit	2,819	2

Administration expenses	(915)	(667)

Operating Profit
Continuning Operations	1,904	(665)

Finance costs	(36)	(15)

Profit on continuing operations before taxation	1,868	(680)

Taxation	(223)	-

Profit after taxation from continuing operations	1,645	(680)

Discontinued Operations
(Loss) profit after taxation from discontinued operations	(2,960)	659

Loss for the period and total comprehensive income	(1,315)	(21)

the accompanying notes form part of these financial statements

F-1

One Horizon Group plc
Consolidated Statements of Financial Position
September 30, 2012 and June 30, 2012
(unaudited - prepared by management)

	September 30, 2012	June 30, 2012
	$ '000	$ '000

Non-current assets
Intangible fixed assets	15,084	15,148
Property, plant and equipment	552	419
Interest in jointly controlled entity	-	55
	15,636	15,622

Current assets
Cash	1,116	-
Other	753	47
Trade and other receivables	22,481	23,035
	24,350	23,082

Assets of Satcom Global held for sale	18,818	21,883

Total assets	58,804	60,587

Non-current liabilities
Obligations under finance leases	-	60
Deferred taxation	445	445
	445	505

Current liabilities
Financial liabilities	2,020	2,020
Trade and other payables	1,539	2,194
Current tax	1,454	1,530
Bank balances and cash	-	39
Obligations under finance leases	-	33
	5,013	5,816

Liabilities of Satcom Global held for sale	24,778	24,883

Total Liabilities	30,236	31,204

Net Assets	28,568	29,383

Shareholders' Equity
Share capital	8,535	8,468
Share premium account	11,250	10,817
Retained Profits	8,783	10,098

Total shareholders' funds	28,568	29,383

 the accompanying notes form part of these financial statements

F-2

One Horizon Group plc
Consolidated Cash Flow Statements
For the Three Months Ended September 30, 2012 and 2011
(unaudited - prepared by management)

	2012	2011
	$ '000	$ '000

Cash flows from operating activities
Loss for the period	(1,315)	(21)
Impairment of discontinued assets	2,543	-
Amortisation and depreciation	1,120	584
Operating cash flows before movement in working capital	2,348	563

(Increase) in inventories	(480)	(279)
(Increase) in receivables	(114)	(3,471)
(Decrease) in taxes payable	(17)	-
Increase in payables	143	2,672
Net cash generated by operation activities	1,880	(515)

Cash flows from investing activities
Purchase of property, plant and equipment	(170)	(1,525)

Net cash used in investing activities	(170)	(1,525)

Cash flows from financing activities
Net decrease in long term borrowings	(937)	(342)
Capital element of finance lease rental payments	(118)	(128)
Proceeds from issuance of share capital	500	3,000

Net cash (used) generated by financing activities	(555)	2,530

Net increase in cash and cash equivalents	1,155	490

Cash and cash equivalents at beginning of period	(39)	(606)

Cash and cash equivalents at end of period	1,116	(116)

the accompanying notes form part of these financial statements

F-3

One Horizon Group plc

Notes to the financial statements

For the three months ended September 30, 2012

1.	Nature of business and corporate information

One Horizon Group plc (the “Group” or “Company”) is a company incorporated in the United Kingdom.

Horizon is the world’s most bandwidth-efficient Voice over IP (VoIP) platform. Enabled by the Company’s SmartPacket™ technology, it offers VoIP from only 2kbps compared to around 8kbps from other VoIP platforms.

Horizon enables greater bandwidth efficiency by reducing IP overhead and optimising packet flow, delivery and playback. It is also extremely efficient in the way it handles silence. Traditional VoIP calls send the same amount of data in both directions, regardless of whether someone is speaking or not. Horizon detects silence and sends “heartbeats” so it doesn’t sound like the line has been dropped. These heartbeats get sent at only 0.25kbps compared to around 8kbps on other VoIP platforms. From low-bandwidth VoIP, Horizon extends into a range of optimised data applications – email, web browsing and instant messaging – which give the user total visibility and control over how much data they consume.

The solution has been totally developed in-house and is fully compatible with digital telecommunications standards. It is capable of interconnecting any phone system over IP – on mobile, fixed and satellite networks.

The Horizon Globex solution was initially developed for the mobile satellite market, to make best use of the limited bandwidth available, minimise the amount of data consumed and ultimately save costs for the end-user.

The Company then realised the potential for the solution in the broader telecommunications market, particularly within the mobile sector. With the explosive growth in smartphone sales and increased usage of mobile data services, mobile operators face the challenge of dealing with increasingly congested networks, more dropped calls and rising levels of churn. Wireless spectrum is a finite resource and it is not always possible to increase network capacity. The demand for solutions which optimise the use of IP bandwidth will inevitably grow.

The Company has therefore developed a mobile application which enables highly bandwidth-efficient VoIP calls over a smartphone using an EDGE, 3G, 4G/LTE, WiFi or WiMax connection. The Horizon Call app is currently available for the iPhone and a version for Android is in development.

Unlike other mobile VoIP apps, Horizon Call has positioned a business-to-business solution for mobile operators. It is a solution that they own and deploy. They decide how to integrate it within their portfolio, how to offer it commercially and it can be customised according to their own branding. It helps them to manage rising traffic volumes while also combating the competitive threat to their voice telephony revenues from other mobile VoIP apps.

Asia represents a key opportunity for the Horizon Call app because there are significant markets with high population density, high penetration of mobile phones and high growth in the adoption of smartphones. These factors will put increased pressure on mobile operators to manage their network availability.

In this context, Horizon Globex is forming a number of joint ventures with local partners in the region to exploit this opportunity. To date, the Company has formed joint ventures, in India, Russia and China.

2.	Basis of preparation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with International Financial Reporting and Accounting Standards as adopted by the European Union (“IFRSs”). The financial statements have been prepared on the historical cost basis, except where IFRSs requires an alternative treatment. The principal variations from historical cost relate to financial instruments (IAS 39).

These unaudited interim consolidated financial statements should be read in conjunction with the audited financial statements included in the Company’s Annual Report for the year ended June 30, 2012 as they do not include all the information and footnotes required by IFRSs for complete financial statements.

The financial statements are presented in US dollars since this is the currency in which the majority of the Group’s transactions are denominated.

F-4

One Horizon Group plc

Notes to the financial statements

For the three months ended September 30, 2012

3.	Summary of significant accounting policies

Basis of consolidation

The unaudited interim consolidated financial statements incorporate the financial statements of the Company and enterprises controlled by the Company (“its subsidiaries”). Control is achieved where the Company has the power to govern the financial and operating policies of a subsidiary. Adjustments are made if required to align the accounting policies of the subsidiaries with the group.

The results of subsidiaries acquired or disposed of during the period are included in the consolidated income statement from the effective date of acquisition or up to the effective date of disposal, as appropriate.

All inter-company transactions and balances between group enterprises are eliminated on consolidation.

Revenue recognition

Revenue is recognised on sale of software, upon transfer of the intellectual property rights, when title passes to the customer.

Revenue is stated net of discounts, VAT and other sales related taxes.

Interest income is accrued on a time basis, by reference to the principal outstanding and the interest rate applicable.

Estimates

The preparation of financial statements in conformity with general accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although the estimates are based on management’s best knowledge of the amount, even or actions, actual results ultimately may differ from those estimates.

4.	Discontinued operations and assets held for sale

Subsequent to September 30, 2012 the Group concluded the sale of Satcom Global.

For the three months ended September 30, 2012 and 2011 the Satcom Global operations have been accounted for as discontinued operations.

The assets and liabilities of the discontinued operations are presented separately under the captions “Assets of Satcom Global held for sale” and “Liabilities of Satcom Global held for sale,” respectively in the balance sheets as at September 30, 2012 and June 30, 2012.

Assets of Satcom Global held for sale

	September 30, 2012	June 30, 2012
	$ ‘000	$ ‘000

Non-current assets
Goodwill	-	3,441
Other intangible assets	198	213
Property, plant and equipment	4,083	4,046
	4,281	7,700
Current assets
Inventories	4,201	4,427
Trade and other receivables	10,336	9,668
Cash and cash equivalents	-	88
	14,537	14,183
Total assets	18,818	21,883

F-5

One Horizon Group plc

Notes to the financial statements

For the three months ended September 30, 2012

Liabilities of Satcom Global held for sale

	September 30, 2012	June 30, 2012
	$ ‘000	$ ‘000

Non-current liabilities
Obligations under finance leases	80	88

Current liabilities
Trade and other payables	24,460	23,662
Financial liabilities	-	937
Obligations under finance leases	70	87
Current tax	168	109
	24,698	24,795
Total liabilities	24,778	24,883

The following table summarizes results of the Group’s Satcom Global business classified as discontinued operations in the accompanying consolidated statements of operations for the three months ended September 30, 2012 and 2011:

	September 30
	2012	2011
	$ ‘000	$ ‘000

Revenue	15,302	27,774
Cost of sales	(12,528)	(23,573)
Gross profit	2,774	4,201
Administrative expenses	(2,839)	(3,419)
Asset impairment	(2,543)
Operating (loss) profit	(2,658)	782
Finance costs	(302)	(309)
(Loss) profit before taxation	(2,960)	473
Taxation (recovery)	-	186
(Loss)profit from discontinued operations	(2,960)	659

5.	Intangible fixed assets

Intangible fixed assets comprise contractual relationships and Horizon software consisting of voice and messaging over IP together with web services and billing systems.

	September 30, 2012	June 30, 2012
	$ ‘000	$ ‘000

Contractual relationships	885	885
Horizon software	15,378	15,378
	16,263	16,263
Less: Accumulated amortization	1,179	1,115
Intangible fixed assets, net	15,084	15,148

F-6

One Horizon Group plc

Notes to the financial statements

For the three months ended September 30, 2012

6.	Property, plant and equipment

Property, plant and equipment consist of the following:

	September 30, 2012	June 30, 2012
	$ ‘000	$ ‘000

Leasehold property improvements	433	265
Motor vehicles	120	120
Equipment	169	173
	722	558
Less: Accumulated depreciation	171	139
Property, plant and equipment	551	419

7.	Share capital

	September 30, 2012		June 30, 2012
	$ ‘000	‘000	$ ‘000	‘000
Authorised
Ordinary shares of $0.10 each	50,000	500,000	50,000	500,000
Deferred shares of £1 each	90	50	90	50
	50,090	500,050	50,090	500,050

Called up, allotted and fully paid:
Ordinary shares of $0.10 each	8,445	84,444	8,378	83,777
Deferred shares of £1 each	90	50	90	50
	8,535	84,494	8,468	83,827

Deferred shares of £1 each carry no voting or dividend rights and are redeemable at par.

.

8.	Share options

The Group has the following options to purchase shares outstanding as at September 30, 2012:

	June 2012	Issued/ (Lapsed)	September 2012	Exercisable at 30/09/12 GBP	Exercise price GBP	Exercise dates
EMI approved (UK)	19,690	-	19,690	1,890	9.6 p	Apr 2008 – 2015
EMI approved (UK)	2,920	-	2,920	993	34.0 p	Oct 2008 – 2015
Unapproved (Overseas)	98,904	-	98,904	33,627	34.0 p	Oct 2008 – 2015
EMI approved (UK)	10,940	-	10,940	3,993	36.5 p	Dec 2009 – 2016
Unapproved (Overseas)	101,601	-	101,601	37,084	36.5 p	Dec 2009 – 2016
Unapproved (Overseas)	1,000,000	-	1,000,000	100,000	10.0 p	Dec 2013 - 2020

Total	1,234,055	-	1,234,055	177,587

The unapproved options vest after three years of service and can be excercised within 10 years of grant. The other options have similar vesting conditions.

F-7